UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Brooklyn ImmunoTherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	31-1103425
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

140 58th Street, Building A, Suite 2100 Brooklyn, New York	11220
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.005 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

On October 22, 2021, Brooklyn ImmunoTherapeutics, Inc. (the “Company”) filed a Registration Statement on Form 8‑A with the Securities and Exchange Commission in connection with the transfer of the listing of the Company’s common stock, par value $0.005 per share (“Common Stock”), from the NYSE American stock exchange to The Nasdaq Global Market. This Amendment No. 1 on Form 8-A/A amends and restates such Registration Statement on Form 8‑A for the purpose of updating the source of the description of the Common Stock in Item 1.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Stock included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission on April 30, 2021 (File No. 333-255694), is hereby incorporated by reference herein. In addition, the above-referenced description included in any Prospectus relating to such Registration Statement on Form S-1 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are registered on The Nasdaq Global Market and the securities being registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Amendment No. 1 on Form 8-A/A to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 18, 2021	Brooklyn ImmunoTherapeutics, Inc.

	By:	/s/ Howard J. Federoff
Howard J. Federoff
Chief Executive Officer and President